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                                 EXHIBIT 23.1

                              ARTHUR ANDERSEN LLP



                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ----------------------------------------



We consent to the incorporation by reference in the Registration Statement Form S-8 No. 33-25646 pertaining to the 1993 Employee Stock Purchase Plan of National Home Centers, Inc. of our report dated April 1, 1998, with respect to the consolidated financial statements of National Home Centers, Inc. included in the Annual Report (Form 10-K) for the year ended January 31, 1998.


                              /s/Arthur Andersen LLP



Fayetteville, Arkansas
April 20, 1998